UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 10, 2025

Monroe Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Wacker Drive, 35th Floor, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)
(312) 258-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRCC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.
Since 2017, Monroe Capital Corporation (the “Company”) has co-invested with Life Insurance Company of the Southwest (“LSW”) in senior secured loans through MRCC Senior Loan Fund I, LLC (“SLF”). As previously disclosed, the Company and LSW agreed to work toward a wind-down of SLF in advance of the proposed merger between the Company and Horizon Technology Finance Corporation, and during the quarter ended September 30, 2025, SLF began actively selling portfolio investments.
On December 10, 2025, SLF’s Board of Managers, pursuant to SLF’s Limited Liability Company Agreement, dated October 31, 2017 (as amended, the “LLC Agreement”), adopted resolutions approving the wind-down and dissolution of SLF. SLF anticipates an orderly liquidation of SLF’s remaining portfolio investments and other non-cash assets to occur on or before December 31, 2025.
The Company does not expect to incur any early termination penalties or fees in connection with the dissolution and related termination of the LLC Agreement and does not expect to have any material continuing obligations thereunder following termination.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

Date: December 16, 2025	By:	/s/ Lewis W. Solimene, Jr.
	Name:	Lewis W. Solimene, Jr.
	Title:	Chief Financial Officer and Chief Investment Officer